Exhibit 10.31

CONSULTING AGREEMENT

Kimi Iguchi

Dear Ms. Iguchi:

Sage Therapeutics, Inc. (“Sage”) would like to engage you to provide consulting services commencing on October 31, 2024 (the “Effective Date”), under the following terms and conditions (the “Agreement”):

1. Description of Services. You will act as an independent consultant to Sage and use your best efforts to provide services, advice, and counsel to Sage relating to potential financing strategies and activities (collectively, the “Services”). You will render such Services on a schedule to be determined by mutual arrangement between you and Chris Benecchi, to whom you will report. In addition, you will be available for a reasonable number of telephone and/or written consultations related to such Services, as requested by Sage. Such Services may also include any follow-up or pre-work to any meetings as requested by Sage.

2. Contract Term and Termination. This Agreement will commence on the Effective Date and shall automatically terminate on March 31, 2025, (the “Term”), unless earlier terminated by either party upon ten (10) days’ prior written notice or upon breach by the other party. Upon termination, you shall (i) immediately stop performing the Services as set forth in the termination notice, (ii) deliver all Work Product (as defined below), (iii) take all reasonable steps to minimize costs relating to such termination, and (iv) promptly return all Confidential Information (as defined below) to Sage. Sage shall pay for Services rendered through the date of termination. Notwithstanding the foregoing, and for the avoidance of doubt, the Agreement shall terminate, effective immediately, if you fail to timely sign the Separation Agreement to which this Agreement is attached, or revoke the Separation Agreement within seven (7) days after signing it as set forth in the Separation Agreement and you shall be entitled only to pay for Services rendered through the date of termination of this Agreement, and no further payments or benefits of any kind will be due.

3. Payment of Fees and Expenses. Sage shall pay you for Services rendered by you at the rate of $490/hour, not to exceed a maximum of $24,500 during the Term. In addition, Sage will reimburse you for any pre-approved actual expenses incurred by you in connection with the provision of Services and consistent with Sage’s policies.

4. Safety Information Reporting. If, during the performance of the Services you receive notice or become aware of any Safety Information (as defined in Exhibit A) about a Sage product, you must comply with the safety reporting requirements set forth in Exhibit A.

5. Product Complaints. If, during the performance of the Services under this Agreement, you become aware of any Product Complaint (as defined below) of a Sage Product, you shall report such to Sage as soon as reasonably possible but in no event later than one (1) business day to ProductComplaints@sagerx.com. For purposes of this Agreement, “Product Complaint” is defined as any written, electronic, or verbal expression of dissatisfaction regarding the identity, quality, reliability, safety, purity, potency, effectiveness or performance (as applicable for marketed products) of a Sage product after it is released for distribution.

6. Performance of Services; Compliance with Laws. You represent and warrant that you will render Services in a professional manner and in compliance with all applicable laws, rules and regulations,

as amended from time to time, and all professional standards applicable to the Services, including but not limited to the Anti-Kickback Statute, the Food, Drug and Cosmetic Act, and relevant regulations, including U.S. Food and Drug Administration (“FDA”) promotional guidelines, the provisions of applicable federal and state transparency and disclosure laws, all national and trans-national anti-bribery and anti-corruptions laws, applicable privacy laws, and the PhRMA Code on Interactions with Healthcare Professionals.

You represent and warrant that you (i) are not currently under consideration to be, and will notify Sage immediately if you become, excluded or debarred by the FDA in any capacity; (ii) are not suspended or otherwise ineligible to participate in federal healthcare programs or in federal procurement or non-procurement programs by the Office of Inspector General (“OIG”) or the General Services Administration (“GSA”); (iii) if applicable, have a valid state medical license; and (iv) have not been subject to disciplinary action by any healthcare licensing authority. In the event that Sage becomes aware that exclusion, debarment, suspension, or other declaration of ineligibility has been brought or threatened against you, Sage shall have the right to terminate this Agreement.

You acknowledge that Sage may be required to publicly disclose, either directly or through an applicable government agency, information relating to the Services hereunder including, without limitation, the existence and nature of your relationship with Sage, your name, address, contact details, professional identification number and any fees, expenses and other transfers of value provided to you. You agree to provide Sage with any information requested to allow for timely, accurate, and complete reporting.

7. Compliance with Obligations to Third Parties. You represent and warrant to Sage that the terms of this Agreement and your performance of Services do not and will not conflict with any of your obligations to any third parties, and that, if required, you have disclosed or will disclose this Agreement, and have obtained or will obtain approval, prior to beginning the Services.

You represent that you have not brought and will not bring with you to Sage or use in the performance of Services any equipment, confidential information or trade secrets of any third party which are not generally available to the public, unless you have obtained written authorization for their possession and use in the performance of Services.

8. Work Product. You hereby transfer and assign and to the extent cannot presently transfer and assign, shall transfer and assign, to Sage and/or its designee all ownership and right, title and interest in Work Product. “Work Product” means work product, results, reports, original works of authorship, developments, improvements, ideas, know-how, techniques, methods, processes, research, or documents, whether or not having patent, copyright, trade secret, mask work or any other statutory right associated therewith, that is created or generated in connection with the performance of the Services, and which you may solely or jointly with others conceive or develop or reduce to practice, or cause to be conceived or developed or reduced to practice, in the course of the performance of Services. You agree not to make any substantial use of any space, facilities, materials or other resources of any institution or entity of which you are an employee or consultant during the performance of your Services under this Agreement. You shall promptly make full written disclosure of Work Product to Sage and will hold Work Product in trust for the sole right and benefit of Sage. You shall keep and maintain adequate and current written records of all Work Product, and such records will be available to and remain the sole property of Sage at all times. Without limiting the foregoing, all original works of authorship which are made by you (solely or jointly with others) within the scope of this Agreement and which are protectable by copyright are “works made for hire”, as that term is defined in the United States Copyright Act. You warrant that you have and will have the right to transfer and assign to Sage ownership of all works of authorship as a result of their status as “works made for hire” by those individuals engaged by you to render Services for the purposes of the U.S. Copyright Act. You shall execute all documents, and take any and all actions needed, all without further consideration, in order to confirm Sage’s rights as outlined above. In the event that you should fail or refuse to execute such documents within a reasonable time, you appoint Sage as attorney to execute and deliver any such documents on your behalf.

9. Confidentiality & Non-Use. You shall hold all Confidential Information (as defined below) in confidence, shall exercise reasonable precautions to physically protect all Confidential Information, and shall not disclose any Confidential Information to any third party. You shall not use Confidential Information for any purpose except as may be necessary in the ordinary course of performing Services without the prior written consent of Sage. “Confidential Information” means (a) all Work Product, and (b) all confidential and proprietary data, trade secrets, business plans, and other information of a confidential or proprietary nature, belonging to Sage or its subsidiaries or third parties with whom Sage may have business dealings, disclosed or otherwise made available to you by Sage or on behalf of Sage in connection with the performance of Services hereunder. Notwithstanding the foregoing, your confidentiality obligations under this Section 9 shall not apply to any information that (i) is or becomes known to the general public under circumstances involving no breach by you or others of the terms of this Section 9, (ii) is generally disclosed to third parties by the Company without restriction on such third parties, or (iii) is approved for release by written authorization of an officer of the Company.

Further, nothing herein prohibits the you from communicating with, or voluntarily providing information you believe indicates possible or actual violations of the law to, or otherwise responding to requests for information, documents, records or interviews from, local, state or federal government agencies (including but not limited to the Securities and Exchange Commission), any legislative body, law enforcement, or any self-regulatory organizations or from making any other disclosures that are statutorily protected by the law of the state in which the you reside or are made to any other third party in response to a subpoena (provided that you provide prompt notice of the subpoena to the Company, and to the extent legally permissible, allow the Company with reasonable opportunity to object). In addition, notwithstanding your confidentiality and nondisclosure obligations, you are hereby advised as follows pursuant to the Defend Trade Secrets Act: “An individual shall not be held criminally or civilly liable under any Federal or State trade secret law for the disclosure of a trade secret that (A) is made (i) in confidence to a Federal, State, or local government official, either directly or indirectly, or to an attorney; and (ii) solely for the purpose of reporting or investigating a suspected violation of law; or (B) is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal. An individual who files a lawsuit for retaliation by an employer for reporting a suspected violation of law may disclose the trade secret to the attorney of the individual and use the trade secret information in the court proceeding, if the individual (A) files any document containing the trade secret under seal; and (B) does not disclose the trade secret, except pursuant to court order.”

You hereby acknowledge that Confidential Information may contain material, non-public information about Sage and hereby agree that you may not purchase or sell any securities of Sage while in possession of such information.

Upon the termination of this Agreement (except as expressly approved by Sage), or upon the written request by Sage, you shall promptly deliver to Sage all Confidential Information and all copies and embodiments thereof (including notes and abstracts) then in your custody, control or possession, except for those portions of the Confidential Information that constitutes analyses, compilations, studies or similar documents prepared by or on behalf of you, which shall be destroyed by you (subject however to any applicable litigation hold notice). You shall, at the written request of Sage, deliver within five (5) days after the termination of this Agreement or request by Sage, a written statement to Sage certifying to such actions.

You will ensure that any Confidential Information in electronic form that is received, accessed, processed, handled or stored by you is protected using policies, procedures, technologies and administrative, physical and technical safeguards that (a) are at least equal to then-current industry best practices for protection of similar information, and (b) prevent willful, accidental or unlawful (i) disruption of, (ii) damage to, (iii) interference with authorized access to or any other interference, (iv) destruction, loss, alteration of, or (v) unauthorized disclosure, use of, or access to such Confidential Information; and is backed up regularly but no less than once each week. Backups will be retained for a 90-day period or such longer period as is required for receiving Party to comply with its obligations under this Agreement. You will notify Sage, without undue delay, but in no event more than forty-eight (48) hours of becoming aware of any unauthorized access to or use or disclosure of the Confidential Information (a “Security Breach”) and will immediately commence all reasonable efforts to investigate and correct the causes and remediate the results thereof. You shall provide such notification of the Security Breach to Sage, by telephone at 888-710-1911 and by email to exceptionalit@sagerx.com with email copy to your primary business contact at Sage (with each email sent with request for a read receipt of such recipient). Promptly following your notification to Sage of a Security Breach, you will provide Sage with all assistance and information reasonably requested by Sage regarding the Security Breach and with Sage’s handling of the matter in accordance with applicable laws and regulations.

10. Sage Property. Consultant will be permitted to utilize the Company-owned laptop and associated power cords and peripheral equipment currently in Consultant’s possession during the Term of this Agreement, as applicable. All documents, data, records, apparatus, equipment and other physical property furnished or made available to you in connection with this Agreement shall be and remain the sole property of Sage and shall be returned promptly to Sage when requested, except as expressly approved by the Company. In any event, except as expressly approved by the Company, you shall return and deliver all such property, including any copies thereof, upon termination or expiration of this Agreement, irrespective of the reason for such termination.

You agree that Sage, and anyone acting on behalf of Sage, may interview, photograph and record you and use, copy, publish, and/or distribute your name, likeness, voice, biographical data and statements in connection with the Services in any media now known or hereafter to become known for the purpose stated in this Agreement, including without limitation for use on its website, in press releases, brochures, offering documents, presentations, reports or other documents in printed or electronic form. Sage may modify and edit such information and may also use the information as often and for as long as necessary without payment of any consideration to you. Sage is not required to provide you the opportunity to review or approve such information or material prior to such use.

11. Publication; Publicity. Work Product may not be published or referred to, in whole or in part, by you without the prior express written consent of Sage. You shall not use the name, logo, trade name, service mark, or trademark, or any simulation, abbreviation, or adaptation of same, or the name of Sage or its subsidiaries for publicity, promotion, or similar uses without Sage’s prior written consent.

12. Independent Contractor Relationship. Nothing contained in this Agreement shall be deemed to constitute you an employee of Sage, it being the intent of the parties to establish an independent contractor relationship, nor shall you have authority to bind Sage in any manner whatsoever by reason of this Agreement. You shall at all times while on Sage premises observe all security and safety policies of Sage. You shall bear sole responsibility for paying and reporting your own applicable federal and state income taxes, social security taxes, unemployment insurance, workers’ compensation, and health or disability insurance, retirement benefits, and other welfare or pension benefits, if any, and you shall indemnify and hold Sage harmless from and against any liability with respect thereto.

13. Conflict of Interest. You represent and warrant that you have no outstanding agreement or obligation (regardless of whether in written form) that is in conflict with any of the provisions of this Agreement, or that would preclude you from fully complying with the provisions hereof, and further certify that you will not enter into such conflicting agreement during the term of this Agreement. You will advise

Sage at such time as any activity of either Sage or another business presents you with a conflict of interest or the appearance of a conflict of interest. You will take whatever action is requested by Sage to resolve any conflict or appearance of conflict which Sage finds to exist. You further represent and warrant that you have full power and authority to enter into this Agreement and perform the obligations hereunder.

14. Indemnification. The Company shall indemnify you from and against any and all liability, damage, cost, and expense, including reasonable attorneys’ fees and costs (collectively, “Losses”) you may suffer in connection with any claim or lawsuit brought by a third party or investigation by a government entity directly arising from Sage’s use of your Services and Work Product or Sage’s negligence, recklessness, or willful misconduct. Notwithstanding the foregoing, Sage will have no obligation to indemnify you to the extent that such Losses are a result of your gross negligence or intentional misconduct, your failure to comply with applicable law, or your breach of this Agreement.

15. Notices. Any notice given under this Agreement shall be deemed delivered when delivered by hand, by certified mail, or by air courier to the parties at their respective addresses set forth above or at such other address as either party may provide to the other in writing from time to time.

16. Assignment. The rights and obligations of the parties hereunder shall inure to the benefit of and be binding upon their respective successors and assigns. This Agreement may not be assigned by you, and your obligations under this Agreement may not be subcontracted or delegated by you, without the prior written consent of Sage. For clarity, this Agreement may be assigned by Sage with prompt notice of such assignment to you.

You acknowledge that Sage may not have adequate remedy at law in the event you breach the terms of this Agreement. In addition to any other rights it may have, Sage shall have the right to seek in any court of competent jurisdiction injunctive or other relief to restrain any breach or threatened breach of this Agreement.

17. Survival. Any termination of this Agreement shall be without prejudice to any obligation of either party that shall have accrued and then be owing prior to termination. Sections 6 through 17 of this Agreement shall survive any termination of this Agreement.

18. Prior Agreements; Governing Law; Severability; Amendment. This Agreement, including all Exhibits and Schedules hereto, embodies the entire understanding between the parties with respect to the subject matter of this Agreement and supersedes any prior or contemporaneous agreements with respect to the subject matter of this Agreement; provided, however, for the avoidance of doubt, that nothing herein supersedes the Separation Agreement to which this Agreement is attached or the Agreement Concerning Loyalty, Confidential Business Information, Inventions and Post-Employment Activity or your officer indemnification agreement into which you entered in connection with your prior employment by the Company, which remain in full force and effect. This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts, without regard to any choice of law principle that would dictate the application of the law of another jurisdiction, and you submit to the jurisdiction and agree to the proper venue of all state and federal courts located within the Commonwealth of Massachusetts. In the event that any provision of this Agreement shall, for any reason, be held to be invalid or unenforceable in any respect, such invalidity or unenforceability shall not affect any other provision of this Agreement, and this Agreement shall be construed as if such invalid or unenforceable provision had not been included in this Agreement. This Agreement may not be amended, and its terms may not be waived, except pursuant to a written amendment or waiver signed by both parties.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties enter into this Agreement as of the Effective Date.

KIMI IGUCHI /s/Kimi Iguchi_______________________ Name: Kimi Iguchi	SAGE THERAPEUTICS, INC. /s/ Chris Benecchi____________________ Name: Chris Benecchi Address: 55 Cambridge Parkway Cambridge, MA 02142

EXHIBIT A

SAFETY INFORMATION REPORTING